Rubrik Reports Second Quarter Fiscal Year 2025 Financial Results
•Results exceeded all guided metrics
•Subscription ARR grew 40% year-over-year to $919.1 million
•Revenue grew 35% year-over-year to $205.0 million
•1,969 customers with $100K or more in Subscription ARR, up 35% year-over-year
•Company raises full year guidance across all metrics
Palo Alto, California, September 9, 2024 – Rubrik, Inc. (NYSE: RBRK), the Zero Trust Data Security™ company, today announced financial results for the second quarter fiscal year 2025, ended July 31, 2024.
“The long list of recent successful cyber attacks and IT outages is driving organizations to increasingly recognize the need for a robust cyber resilience plan to ensure business continuity in the face of cyber disruptions. Our Subscription ARR up 40% year-over-year in Q2 to $919 million showcases the value we provide to enterprises in delivering complete cyber resilience, which combines cyber recovery and data security posture management,” said Bipul Sinha, Rubrik’s Chief Executive Officer, Chairman, and Co-Founder.
Commenting on the Company’s financial results, Kiran Choudary, Rubrik’s Chief Financial Officer, added, “We had a strong second quarter, outperforming our guidance across all metrics. In addition to strong growth at scale, our Subscription ARR Contribution Margin was up over 1,300 basis points year-over-year, demonstrating our improving operational efficiency. These results demonstrate our ability to balance high top line growth and improved progress towards our long-term profitability targets.”
Second Quarter Fiscal 2025 Financial Highlights
•Subscription Annual Recurring Revenue (ARR): Subscription ARR was up 40% year-over-year, growing to $919.1 million as of July 31, 2024.
•Revenue: Subscription revenue was $191.3 million, a 50% increase, compared to $127.5 million in the second quarter of fiscal 2024. Total revenue was $205.0 million, a 35% increase, compared to $151.5 million in the second quarter of fiscal 2024.
•Gross Margin: GAAP gross margin was 73.1%, compared to 76.6% in the second quarter of fiscal 2024. This includes $7.0 million in stock-based compensation expense, compared to $0.1 million in the year ago period, due to the vesting of certain equity awards after and as a result of the completion of our initial public offering. Non-GAAP gross margin was 77.0%, compared to 76.7% in the second quarter of fiscal 2024.
•Subscription ARR Contribution Margin: Subscription ARR Contribution Margin was (8)% compared to (22)% in the second quarter of fiscal 2024, reflecting the improvement in operating leverage in the business. Subscription ARR Contribution Margin was (6)% when adjusting for $22.8 million in Q1’25 employer payroll taxes due to the vesting of certain equity awards in conjunction with the initial public offering.
•Net Loss per Share: GAAP net loss per share was $(0.98), compared to $(1.35) in the second quarter of fiscal 2024. GAAP net loss includes $105.0 million in stock-based compensation expense, compared to $1.2 million in the year ago period, due to the vesting of certain equity awards after and as a result of the completion of our initial public offering. Non-GAAP net loss per share was $(0.40), compared to $(1.33) in the second quarter of fiscal 2024.
•Cash Flow from Operations: Cash flow from operations was $(27.1) million, compared to $(6.7) million in the second quarter of fiscal 2024. Free cash flow was $(32.0) million, compared to $(13.4) million in the second quarter of fiscal 2024.
•Cash, Cash Equivalents, and Short-Term Investments: Cash, cash equivalents and short-term investments were $601.3 million as of July 31, 2024.
Recent Business Highlights
•As of July 31, 2024, Rubrik had 1,969 customers with Subscription ARR of $100,000 or more, up 35% year-over-year.
•Named a Leader and the furthest in Completeness of Vision in the 2024 Gartner® Magic Quadrant™ for Enterprise Backup and Recovery Software Solutions for the 5th consecutive year.
•Named Microsoft’s Healthcare and Life Sciences 2024 Partner of the Year for demonstrating excellence in innovation and implementation of customer solutions based on Microsoft technology.

•Announced a new partnership and technology integration with Mandiant, part of Google Cloud. The collaboration brings together leaders in data security, incident response, and threat intelligence, aiming to expedite customers’ threat detection and path to cyber recovery.
•Expanded our relationship with Assured Data Protection (ADP), the prominent IT managed services provider (MSP) for cloud data protection solutions. ADP will expand its operations into Latin America, including establishing Rubrik’s presence across the region, ensuring enterprises of all sizes across the region can achieve true cyber resiliency through Assured’s 24/7/365 managed service.
Third Quarter and Fiscal Year 2025 Outlook
Rubrik is providing the following guidance for the third quarter of fiscal year 2025 and the full fiscal year 2025:
•Third Quarter Fiscal 2025 Outlook:
▪Revenue of $216.5 million to $218.5 million.
▪Non-GAAP Subscription ARR contribution margin of approximately (8)% to (7)%.
▪Non-GAAP EPS of $(0.41) to $(0.39).
▪Weighted-average shares outstanding of approximately 185 million.
•Full Year 2025 Outlook:
▪Subscription ARR between $1,026 million and $1,032 million.
▪Revenue of $830 million to $838 million.
▪Non-GAAP Subscription ARR contribution margin of approximately (7)% to (6)%.
▪Non-GAAP EPS of $(2.12) to $(2.06).
▪Weighted-average shares outstanding of approximately 155 million.
▪Free cash flow of $(67) million to $(57) million, including $23 million of one-time payroll taxes related to the public offering.
Additional information on Rubrik’s reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Rubrik’s results computed in accordance with GAAP. For example, stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of Rubrik’s Class A common stock, and Rubrik’s future hiring and retention needs, all of which are difficult to predict and subject to constant change.
Conference Call Information
Rubrik will host a conference call to discuss results for the second quarter of fiscal year 2025, as well as its financial outlook for the fiscal third quarter and fiscal year 2025 today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. Open to the public, analysts and investors may access the webcast, results press release, and investor presentation on Rubrik’s investor relations website at https://ir.rubrik.com. A replay of the webcast will also be accessible from Rubrik’s investor relations website a few hours after the conclusion of the live event.
Rubrik uses its investor relations website and may use certain social media accounts including X (formerly Twitter) (@rubrikInc and @bipulsinha) and LinkedIn (www.linkedin.com/company/rubrik-inc and www.linkedin.com/in/bipulsinha) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release and the related conference call contain express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Rubrik’s financial outlook for the third quarter of fiscal year 2025 and full fiscal year 2025, Rubrik’s market position, market opportunities, and growth strategy, product initiatives, go-to-market motions and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “outlook,” “guidance,” or the negative of these terms, where applicable, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond Rubrik’s control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. Risks include but are not limited to Rubrik’s limited operating history, the growth rate of the market in which Rubrik competes, Rubrik’s ability to effectively manage and sustain its growth, Rubrik’s ability to introduce new products on top of its platform, Rubrik’s ability to compete with existing competitors and new market entrants, Rubrik’s ability to expand internationally and its ability to utilize AI successfully in its current and future products. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2024. Forward-looking statements speak only as of the date the statements are made and are based on information available to Rubrik at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Rubrik assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Rubrik has provided in this press release financial information that has not been prepared in accordance with GAAP. Rubrik uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Rubrik’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Rubrik’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Rubrik’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Free Cash Flow. Rubrik defines free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Rubrik believes free cash flow is a helpful indicator of liquidity that provides information to management and investors about the amount of cash generated or used by Rubrik’s operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in Rubrik’s business and strengthening its financial position. One limitation of free cash flow is that it does not reflect Rubrik’s future contractual commitments. Additionally, free cash flow is not a substitute for cash used in operating activities and the utility of free cash flow as a measure of Rubrik’s liquidity is further limited as it does not represent the total increase or decrease in Rubrik’s cash balance for a given period.
Non-GAAP Subscription Cost of Revenue. Rubrik defines non-GAAP subscription cost of revenue as subscription cost of revenue, adjusted for amortization of acquired intangibles, stock-based compensation expense, stock-based compensation from amortization of capitalized internal-use software, and other non-recurring items.
Non-GAAP Operating Expenses (Research and Development, Sales and Marketing, General and Administrative). Rubrik defines non-GAAP operating expenses as operating expenses (research and development, sales and marketing, general and administrative), adjusted for, as applicable, stock-based compensation expense, and other non-recurring items.
Subscription Annual Recurring Revenue (“ARR”) Contribution Margin. Rubrik defines Subscription ARR Contribution Margin as Subscription ARR contribution divided by Subscription ARR at the end of the period. Rubrik defines Subscription ARR Contribution as Subscription ARR at the end of the period less: (i) non-GAAP subscription cost of revenue and (ii) non-GAAP operating expenses for the prior 12-month period ending on that date. Rubrik believes that Subscription ARR Contribution Margin is a helpful indicator of operating leverage. One limitation of Subscription ARR Contribution Margin is that the factors that impact Subscription ARR will vary from those that impact subscription revenue and, as such, may not provide an accurate indication of Rubrik’s actual or future GAAP results. Additionally, the historical expenses in this calculation may not accurately reflect the costs associated with future commitments.

Key Business Metrics
Subscription ARR. Rubrik calculates Subscription ARR as the annualized value of our active subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on existing terms. Subscription contracts include cloud-based contracts for Rubrik’s subscription offerings and products sold on top of its Rubrik Security Cloud (“RSC”) platform, prior sales of CDM sold as a subscription term-based license with associated support, and standalone sales of Rubrik’s SaaS subscription products like Anomaly Detection (previously known as Ransomware Monitoring & Investigation) and Sensitive Data Monitoring (previously known as Sensitive Data Monitoring & Management).
Cloud ARR. Rubrik calculates Cloud ARR as the annualized value of its active cloud-based subscription contracts as of the measurement date, based on Rubrik’s customers’ total contract value and, assuming any contract that expires during the next 12 months is renewed on existing terms. Rubrik’s cloud-based subscription contracts include RSC and RSC-Government (excluding RSC-Private) and SaaS subscription products like Ransomware Monitoring & Investigation (now known as Anomaly Detection) and Sensitive Data Monitoring & Management (now known as Sensitive Data Monitoring).
Average Subscription Dollar-Based Net Retention Rate. Rubrik calculates Average Subscription Dollar-Based Net Retention Rate by first identifying subscription customers (“Prior Period Subscription Customers”) which were subscription customers at the end of a particular quarter (the “Prior Period”). Rubrik then calculates the Subscription ARR from these Prior Period Subscription Customers at the end of the same quarter of the subsequent year (the “Current Period”). This calculation captures upsells, contraction, and attrition since the Prior Period. Rubrik then divides total Current Period Subscription ARR by the total Prior Period Subscription ARR for Prior Period Subscription Customers. Rubrik’s Average Subscription Dollar-Based Net Retention Rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.
Customers with $100K or More in Subscription ARR. Customers with $100K or more in Subscription ARR represent the number of customers that contributed $100,000 or more in Subscription ARR as of period end.

Gartner disclaimer
Gartner, Magic Quadrant for Enterprise Backup and Recovery Software Solutions, Michael Hoeck, et al, 5 August 2024.
GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGIC QUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Rubrik
Rubrik (NYSE: RBRK) is on a mission to secure the world’s data. With Zero Trust Data Security™, we help organizations achieve business resilience against cyberattacks, malicious insiders, and operational disruptions. Rubrik Security Cloud, powered by machine learning, secures data across enterprise, cloud, and SaaS applications. We help organizations uphold data integrity, deliver data availability that withstands adverse conditions, continuously monitor data risks and threats, and restore businesses with their data when infrastructure is attacked.
Investor Relations Contact
Melissa Franchi
VP, Head of Investor Relations, Rubrik
781.367.0733
IR@rubrik.com
Public Relations Contact
Jessica Moore
VP, Global Communications, Rubrik
415.244.6565
jessica.moore@rubrik.com

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Revenue
Subscription	$191,315	$127,456	$363,510	$235,854
Maintenance	5,018	10,594	10,685	22,882
Other	8,618	13,485	18,071	28,539
Total revenue	204,951	151,535	392,266	287,275

Cost of revenue
Subscription	45,795	23,204	119,520	44,841
Maintenance	1,040	1,749	4,649	4,020
Other	8,333	10,437	26,978	22,420
Total cost of revenue	55,168	35,390	151,147	71,281

Gross profit	149,783	116,145	241,119	215,994
Operating expenses
Research and development	86,228	49,762	371,607	96,028
Sales and marketing	167,927	117,615	547,256	232,977
General and administrative	63,921	22,288	215,386	45,105
Total operating expenses	318,076	189,665	1,134,249	374,110

Loss from operations	(168,293)	(73,520)	(893,130)	(158,116)
Interest income	7,278	2,745	10,220	5,362
Interest expense	(10,245)	(6,173)	(20,869)	(11,705)
Other income (expense), net	(1,450)	(1,124)	(2,073)	(1,678)
Loss before income taxes	(172,710)	(78,072)	(905,852)	(166,137)
Income tax expense	4,220	3,049	3,169	4,257
Net loss	$(176,930)	$(81,121)	$(909,021)	$(170,394)
Net loss per share attributable to common shareholders, basic and diluted	$(0.98)	$(1.35)	$(7.42)	$(2.83)
Weighted-average shares used in computing net loss per share attributable to common shareholders, basic and diluted	179,851	60,296	122,460	60,121

Rubrik, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31,	January 31,
	2024	2024
Assets
Current assets
Cash and cash equivalents	$142,349	$130,031
Short-term investments	458,992	149,220
Accounts receivable, net of allowances	138,201	133,544
Deferred commissions	83,520	72,057
Prepaid expenses and other current assets	65,928	63,861
Total current assets	888,990	548,713
Property and equipment, net	46,204	47,873
Deferred commissions, noncurrent	130,077	113,814
Goodwill	100,343	100,343
Other assets, noncurrent	52,590	62,867
Total assets	$1,218,204	$873,610
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities
Accounts payable	$10,285	$6,867
Accrued expenses and other current liabilities	140,299	122,934
Deferred revenue	626,131	526,480
Total current liabilities	776,715	656,281
Deferred revenue, noncurrent	575,404	579,781
Other liabilities, noncurrent	58,575	55,050
Debt, noncurrent	306,804	287,042
Total liabilities	1,717,498	1,578,154

Redeemable convertible preferred stock	—	714,713
Stockholders’ deficit
Preferred stock	—	—
Common stock	—	1
Convertible founders stock	—	—
Class A common stock	1	—
Class B common stock	3	—
Additional paid-in capital	2,093,874	265,494
Accumulated other comprehensive loss	(1,638)	(2,239)
Accumulated deficit	(2,591,534)	(1,682,513)
Total stockholders’ deficit	(499,294)	(1,419,257)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$1,218,204	$873,610

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(909,021)	$(170,394)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,144	11,562
Stock-based compensation	735,348	1,632
Amortization of deferred commissions	42,433	36,070
Non-cash interest	19,155	6,028
Deferred income taxes	1,409	1,600
Other	(1,492)	(718)
Changes in operating assets and liabilities:
Accounts receivable	(4,829)	(929)
Deferred commissions	(70,159)	(55,577)
Prepaid expenses and other assets	(3,347)	17,119
Accounts payable	4,873	(285)
Accrued expenses and other liabilities	17,748	(25,439)
Deferred revenue	95,274	155,126
Net cash used in operating activities	(58,464)	(24,205)
Cash flows from investing activities:
Purchases of property and equipment	(6,227)	(7,867)
Capitalized internal-use software	(4,444)	(4,622)
Purchases of investments	(449,323)	(149,836)
Sale of investments	27,978	7,503
Maturities of investments	116,555	132,604
Net cash used in investing activities	(315,461)	(22,218)
Cash flows from financing activities:
Proceeds from initial public offering and underwriters' exercise of over-allotment option, net of underwriting discounts and commissions	815,209	—
Taxes paid related to net share settlement of equity awards	(430,300)	—
Proceeds from exercise of stock options	3,718	1,951
Payments for deferred offering costs, net	(3,545)	(1,225)
Payments for debt discount costs	(475)	—
Payments for debt issuance costs	(233)	—
Net cash provided by financing activities	384,374	726
Effect of exchange rate on cash, cash equivalents, and restricted cash	397	879
Net increase (decrease) in cash, cash equivalents, and restricted cash	10,846	(44,818)
Cash, cash equivalents, and restricted cash, beginning of year	137,059	140,606
Cash, cash equivalents, and restricted cash, end of year	$147,905	$95,788

Rubrik, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Reconciliation of GAAP total gross profit to non-GAAP total gross profit:
Total gross profit on a GAAP basis	$149,783	$116,145	$241,119	$215,994
Add: Stock-based compensation expense	7,046	5	55,945	10
Add: Stock-based compensation from amortization of capitalized internal-use software	15	62	30	124
Add: Amortization of acquired intangibles	923	—	1,826	—
Non-GAAP total gross profit	$157,767	$116,212	$298,920	$216,128
GAAP total gross margin	73%	77%	61%	75%
Non-GAAP total gross margin	77%	77%	76%	75%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Research and development operating expense on a GAAP basis	$86,228	$49,762	$371,607	$96,028
Less: Stock-based compensation expense	28,325	636	252,474	803
Non-GAAP research and development operating expense	$57,903	$49,126	$119,133	$95,225

Sales and marketing operating expense on a GAAP basis	$167,927	$117,615	$547,256	$232,977
Less: Stock-based compensation expense	34,255	563	274,143	762
Non-GAAP sales and marketing operating expense	$133,672	$117,052	$273,113	$232,215

General and administrative operating expense on a GAAP basis	$63,921	$22,288	$215,386	$45,105
Less: Stock-based compensation expense	35,392	—	152,786	57
Non-GAAP general and administrative operating expense	$28,529	$22,288	$62,600	$45,048

Reconciliation of GAAP operating loss to non-GAAP operating loss:
Operating loss on a GAAP basis	$(168,293)	$(73,520)	$(893,130)	$(158,116)
Add: Stock-based compensation expense	105,018	1,204	735,348	1,632
Add: Stock-based compensation from amortization of capitalized internal-use software	15	62	30	124
Add: Amortization of acquired intangibles	923	—	1,826	—
Non-GAAP operating loss	$(62,337)	$(72,254)	$(155,926)	$(156,360)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(176,930)	$(81,121)	$(909,021)	$(170,394)
Add: Stock-based compensation expense	105,018	1,204	735,348	1,632
Add: Stock-based compensation from amortization of capitalized internal-use software	15	62	30	124
Add: Amortization of acquired intangibles	923	—	1,826	—
Income tax expenses effect related to the above adjustments	(105)	(42)	(223)	(58)
Non-GAAP net loss	$(71,079)	$(79,897)	$(172,040)	$(168,696)
Non-GAAP net loss per share, basic and diluted	$(0.40)	$(1.33)	$(1.40)	$(2.81)
Weighted-average shares used to compute non-GAAP net loss per share, basic and diluted	179,851	60,296	122,460	60,121

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands, except percentages):

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Net cash used in operating activities	$(27,083)	$(6,748)	$(58,464)	$(24,205)
Less: Purchases of property and equipment	(2,588)	(4,494)	(6,227)	(7,867)
Less: Capitalized internal-use software	(2,341)	(2,206)	(4,444)	(4,622)
Free cash flow	$(32,012)	$(13,448)	$(69,135)	$(36,694)
Free cash flow margin	(16)%	(9)%	(18)%	(13)%
Net cash used in investing activities	$(356,198)	$(27,264)	$(315,461)	$(22,218)
Net cash provided by financing activities	$22,192	$167	$384,374	$726
The following table presents the calculation of Subscription ARR Contribution Margin for the periods presented as well as a reconciliation of (i) non-GAAP subscription cost of revenue to cost of revenue and (ii) non-GAAP operating expenses to operating expenses (in thousands, except percentages):

	Twelve Months Ended July 31,
	2024	2023
Subscription cost of revenue	$172,606	$81,727
Stock-based compensation expense	(40,715)	(12)
Stock-based compensation from amortization of capitalized internal-use software	(59)	(272)
Amortization of acquired intangibles	(3,502)	(354)
Non-GAAP subscription cost of revenue	$128,330	$81,089

Operating expenses	$1,549,575	$720,266
Stock-based compensation expense	(683,433)	(3,650)
Non-GAAP operating expenses	$866,142	$716,616

Subscription ARR	$919,125	$655,022
Non-GAAP subscription cost of revenue	(128,330)	(81,089)
Non-GAAP operating expenses	(866,142)	(716,616)
Subscription ARR Contribution	$(75,347)	$(142,683)
Subscription ARR Contribution Margin	(8)%	(22)%